Exhibit 99.2

 FINANCIAL STATEMENTS

UTAH BROADBAND, LLC

For the Nine Months Ended September 30, 2020

Table of Contents

PAGE
Financial Statements
Utah Broadband, LLC Balance Sheet - September 30, 2020	1-2
Utah Broadband, LLC Statement of Income and Member's Equity - Nine months ended September 30, 2020	3
Utah Broadband, LLC Statement of Cash Flows - Nine months ended September 30, 2020	4
Utah Broadband, LLC Notes to Unaudited Financial Statements - September 30, 2020	5–9

Utah Broadband, LLC

Balance Sheet

(Unaudited)

ASSETS

September 30, 2020

Current Assets:
Cash and cash equivalents	$1,959,558
Accounts receivable, net of allowance	202,917
Total Current Assets	2,162,475

Other Assets:
Intangible assets, net	81,050
Total Noncurrent Assets	81,050

Property and Equipment
Plant in service	12,430,727
Accumulated depreciation	(6,078,723)
Total Property, Plant, and Equipment, net	6,352,004

Total Assets	$8,595,529

See accompanying notes.

Utah Broadband, LLC

Balance Sheet

(Unaudited)

LIABILITIES AND MEMBER'S EQUITY

September 30, 2020
Current Liabilities:
Accounts payable	$435,916
Deferred revenue	428,026
Accrued liabilities	213,790
Current portion of long-term debt	402,417
Total Current Liabilities	1,480,149

Long-term debt, less current maturities	389,101

Member's Equity	6,726,279

Total Liabilities and Member's Equity	$8,595,529

See accompanying notes.

Utah Broadband, LLC

Statement of Income and Member’s Equity

(Unaudited)

For the Nine Months Ended September 30, 2020

Broadband services	$6,922,265

Costs and Expenses:
Network expense	1,224,986
Depreciation and amortization	546,621
General and administrative	1,070,223
Payroll	1,775,705
Other expenses	69,249

Total Costs and Expenses	4,686,784

Net Income from Operations	2,235,481

Other Income (Expense):
Interest expense	(12,781)
Other	18,000

Net Income	$2,240,700

Member's equity, beginning of period	4,886,017

Distributions	(400,438)

Member's equity, end of period	$6,726,279

See accompanying notes.

Utah Broadband, LLC

Statement of Cash Flows

(Unaudited)

For the Nine Months Ended September 30, 2020

Cash Flows from Operating Activities:
Net Income	$2,240,700
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	546,621
Gain on sale of assets	(18,000)
Changes in operating assets and liabilities:
Accounts receivable, net	637,484
Accounts payable	198,285
Deferred revenues	41,658
Accrued liabilities	66,180
Net Cash Provided by Operating Activities	3,712,928

Cash Flows from Investing Activities:
Net acquisition of property, plant, and equipment	(2,155,126)
Proceeds from sale of assets	18,000
Net Cash Used in Investing Activities	(2,137,126)

Cash Flows from Financing Activities:
Payments on long-term debt	(96,968)
Proceeds from long-term debt	558,000
Member distributions	(400,438)
Net Cash Provided by Financing Activities	60,594

Net Increase in Cash and Cash Equivalents	1,636,396
Cash and Cash Equivalents, Beginning of Period	323,162
Cash and Cash Equivalents, End of Period	$1,959,558

Supplemental Schedule of Non-cash Investing and Financing Activities
Cash paid during the period for interest	$22,543

See accompanying notes.

Utah Broadband, LLC
Notes to Unaudited Financial Statements

Note 1 – Summary of Significant Accounting Policies

Description of entity – Utah Broadband, LLC. (Company), is a provider of Internet and managed WiFi services. The Company’s primary customer base is located in northern Utah. The Company primarily provides service to businesses, residential homes, and multi-dwelling buildings.

New adopted accounting standards – Effective January 1, 2020, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, on a modified retrospective basis. ASC 606 requires that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also establishes a framework for allocating discounts between performance obligations and prescribes, through reference to ASC 340, Other Assets and Deferred Costs, the capitalization of incremental costs of obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer.

Accounting estimates – The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include depreciation expense and allowance for doubtful accounts.

Cash – The Company classifies short-term, highly liquid investments with maturities of three months or less when purchased as cash. The Company maintains its cash balances with financial institutions that are fully insured by the Federal Deposit Insurance Corporation. At various times throughout the year, the cash balances deposited in local institutions exceed federally insured limits. A possible loss exists for those amounts in excess of $250,000.

Accounts receivable – Accounts receivable are stated at the amount management expects to collect on outstanding balances. The Company reviews the collectability of accounts receivable monthly based upon an analysis of outstanding receivables, historical collection information, and existing economic conditions. Monthly recurring receivables are due 15 days after issuance of the bill. Other nonrecurring receivables are generally due within 30 days. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Management believes it has established adequate reserves for any risk associated with receivables.

Property, plant, and equipment – Property, plant, and equipment are stated at original cost. Cost includes contracted services, materials, interest capitalized during construction, direct labor and indirect charges for engineers, supervision, and other similar overhead items. The cost of additions and substantial betterments of property, plant, and equipment is capitalized. The cost of maintenance and repairs is charged to operating expenses

Depreciation of the Company’s plant is provided using the straight-line method over the estimated useful lives of the assets. Upon retirement, sale, or other disposition of the plant, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in operations.

Utah Broadband, LLC
Notes to Unaudited Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Long-lived assets – The Company reviews its long-lived assets for impairment whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if any impairment exists. If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. No impairments of long-lived assets have been identified.

Intangible assets – Intangible assets deemed to have indefinite lives are not amortized but are subject to an annual impairment test. Other intangible assets are amortized over their useful lives. Intangible assets consist primarily of customer lists and are being amortized over ten years. The estimated annual amortization expense is $10,000.

Income taxes – As a limited liability corporation, earnings and losses are included in the income tax returns of the member and taxed to the member. Accordingly, the Company does not incur additional income tax obligations and the financial statements do not include a provision for income taxes. The Company records uncertain tax positions if the likelihood the position will be sustained upon examination is less than 50%. As of September 30, 2020, the Company had no accrued amounts related to uncertain tax positions. Interest and penalties, if any, are recorded as interest expense and other expense, respectively.

Revenue recognition – Internet and managed services are recognized over the period a customer is connected to the network. Most of the Company’s revenue is based on month-to-month contracts while customers may hold contracts with defined terms of service that range from one to three years.

Customer contracts that include both equipment and services are evaluated to determine whether performance obligations are separable. If the performance obligations are deemed separable and a separate earnings process exists, the total transaction price with the customer is allocated to each performance obligation based on the relative standalone selling price of the separate performance obligation. The standalone selling price is the price charged to similar customers for the individual services or equipment.

Revenue is recognized over the period a customer is connected to the network. These services are generally billed in advance but recognized in the month that service is provided. Revenue from services is recognized over time as customers receive the services. Revenue from sales of equipment or other nonrecurring services are recognized at a point in time when control of the equipment is transferred or when service is rendered.

Contracts with customers that generate contract assets generally include arrangements from services that are billed after services are provided. Contracts that generate contract liabilities include arrangements for services that are billed to or paid by the customer before services are provided. Contract liabilities are classified as deferred revenue on the balance sheet.

Contract assets also include certain incremental costs to obtain contracts that it expects to recover. These costs consist primarily of sales commissions which are dependent upon, and paid upon, successfully entering into individual customer contracts. The Company adopted the practical expedient that allows a Company to recognize the incremental costs of obtaining a contract as expense when incurred if the amortization period of the asset is one year or less.

The Company does not incur material contract fulfillment costs associated with its contracts with customers. The cost of the Company’s network and related equipment, and enhancements to the network required under customer contracts, is accounted for in accordance with ASC 360, Property, Plant, and Equipment.

Taxes imposed by governmental authorities – The Company’s customers are subject to taxes assessed by various governmental authorities on many different types of revenue transactions with the Company. The specific taxes are charged to and collected from the Company’s customers and subsequently remitted to the appropriate taxing authority. The taxes are accounted for on a net basis and excluded from revenues.

Uncertainties – On March 11, 2020, the World Health Organization assessed the novel coronavirus outbreak and characterized it as a pandemic. Management continues to monitor the evolution of this pandemic, including how it may affect the economy and the general population. Given the dynamic nature of these circumstances and potential business disruption, the Company could experience a significant short-term impact to operations. Given the uncertainty about the situation, it is unable to estimate any impact on the financial statements.

Utah Broadband, LLC
Notes to Unaudited Financial Statements

Note 1 – Summary of Significant Accounting Policies (continued)

Subsequent events – Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are available to be issued.

The Company has evaluated subsequent events through March 15, 2021, which is the date the financial statements are available to be issued.

In December 2020, the member units of the Company were acquired.

Note 2 – Property, Plant, and Equipment

Property, plant, and equipment balances, together with accumulated depreciation, consist of the following:

	Depreciable Life	September 30, 2020

Towers	5–33 years	$4,432,941
Fiber	10 years	2,076,987
Customer premise	3 years	2,467,139
General support assets	7 years	3,453,660

Accumulated depreciation		(6,078,723)

PPE, net		$6,352,004

Note 3 – Long-Term Debt

Long-term debt is as follows:

	Interest Rates, fixed	Maturity Date	September 30, 2020

Zions Bank	4.6%	2022	$204,465

PPP	1.0%	2022	558,000

Ford Motor Credit	4.5%	2023	29,053

Less current portion			(402,417)

Long-term portion			$389,101

Utah Broadband, LLC
Notes to Unaudited Financial Statements

Note 3 – Long-Term Debt (continued)

Aggregate maturities or payments required on principal under long-term debt obligations as of September 30, 2020, are as follows:

2021	$402,417
2022	382,896
2023	6,205

Total	$791,518

In 2020, the Company was granted a loan in the amount of $558,000 pursuant to the Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief and Economic Security Act (CARES Act), which was enacted March 27, 2020. Under the terms of the PPP, certain amounts of the loan may be forgiven if used for certain qualifying expenses as described in the CARES Act.

The unforgiven portion of the PPP loans are payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP and believes that it will meet the conditions for forgiveness.

Note 4 – Lease Agreements

The Company leases towers and facilities under operating leases expiring in various years. Future expenses under these leases are expected to be approximately $725,000 annually.

Utah Broadband, LLC
Notes to Unaudited Financial Statements

Note 5 – New Accounting Standards Not Yet Adopted

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), specifying the accounting for leases, which supersedes the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors' accounting is largely unchanged from the previous accounting standard. In addition, Topic 842 expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients. This guidance was effective for public companies for fiscal years and interim periods within those fiscal years, beginning after December 15, 2018, and for private companies for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted. On May 20, 2020, the FASB approved an effective date deferral for private companies which deferred the effective date of ASC 842 to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently reviewing the provisions of the new standard and assessing the impact of its adoption.

Other recently issued ASU's were assessed and determined to be either not applicable or are expected to have a minimal impact on the Company's operating results and financial position.